PLAN OF REORGANIZATION
                                       AND
                          AGREEMENT AND PLAN OF MERGER

          THIS PLAN OF REORGANIZATION AND AGREEMENT AND PLAN OF MERGER (this "Plan") is made and entered into as of this___________ day of _____, 1997, by and among HOLT'S CIGAR HOLDINGS, INC., a Delaware corporation (formerly known as Ashton Holdings, Inc.) ("Parent"), HOLT'S CIGAR COMPANY, INC., a Pennsylvania corporation ("Holt's"), NEW HOLT'S CIGAR COMPANY, INC., a newly formed Pennsylvania corporation ("New Holt's"), ASHTON DISTRIBUTORS, INC., a Pennsylvania corporation ("Distributors"), and NEW ASHTON DISTRIBUTORS, INC., a newly formed Pennsylvania corporation ("New Distributors"). (The parties hereto may sometimes be separately referred to as the "Entity" and collectively as the "Entities".)

                                   BACKGROUND

          Parent is a Delaware corporation authorized to issue 15,000 shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and 5,000 shares of Class B common stock, par value $0.01 per share (the "Class B Common Stock"), of which an aggregate of 11,429 shares are currently issued and outstanding. Sixty percent (60%) of such shares are currently owned by Robert G. Levin ("Levin").

          Holt's is a Pennsylvania corporation authorized to issue 100,000 shares of common stock, no par value (the "Holt's Common Stock"), of which 10,000 shares are currently issued and outstanding and owned by Levin.

          Distributors is a Pennsylvania corporation authorized to issue 1,000 shares of common stock, no par value (the "Distributors Common Stock"), of which 500 shares are currently issued and outstanding and owned by Levin.

          There are currently outstanding options (held by persons other than Levin) entitling the holders thereof to purchase an aggregate of twelve percent (12%) of the issued and outstanding shares of the capital stock of Holt's and of Distributors and/or of any entity with or into which Holt's and/or Distributors are merged (the "Options").

          New Holt's and New Distributors are corporations newly formed in Pennsylvania for the purposes of entering into this Plan, with all of the issued and outstanding capital stock of each such corporation being owned by Parent.

          The Entities desire to reorganize their respective corporate structures and relationships so as to accomplish the following objectives:

               1. To amend the Certificate of Incorporation of Parent to change its authorized common stock from 15,000 shares of Class A Common Stock and 5,000 shares of

Class B Common Stock to 25,000,000 shares of common stock, par value $0.001 per share (the "Parent Common Stock"), and 1,000,000 shares of preferred stock, no par value (the "Parent Preferred Stock"), and to effect certain other changes thereto;

               2. To exchange each share of Class A Common Stock and Class B Common Stock of Parent issued and outstanding for 307.7394167 shares of Parent Common Stock;

               3. To cause Holt's and Distributors to become wholly-owned subsidiaries of Parent, such transactions to be effected by a merger of New Holt's with and into Holt's and New Distributors with and into Distributors, pursuant to which mergers Levin, as the sole shareholder of each of Holt's and Distributors, shall receive shares of Parent Common Stock in exchange for his shares in such corporations; and

               4. To exchange the Options for substantially similar options to be issued by Parent, entitling the holders thereof to purchase shares of Parent Common Stock.

          It is the intention and desire of the Entities to effect the reorganization described above upon the terms and subject to the conditions set forth in this Plan.

         It is the further intention and desire of the Entities to provide in this Plan the terms and conditions of the mergers described above, the mode of carrying such mergers into effect, such amendments or changes as may be desired to the articles of incorporation of the corporations surviving such mergers and the manner and basis of converting or exchanging the shares of each Entity into or for shares or other securities of the Entity surviving the merger or of another Entity, as the case may be.

         NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

          1. Parent.

               (a) Amendment of Certificate of Incorporation: Exchange of Stock. On the Effective Date (as hereinafter defined), Parent will amend its Certificate of Incorporation to: (i) change its authorized capitalization from 15,000 shares of Class A Common Stock and 5,000 shares of Class B Common Stock to 25,000,000 shares of Parent Common Stock; and (ii) contain such additional terms as are set forth in Exhibit A hereto (the "Amendment"). Upon the Effective Date of the Amendment, Parent will exchange each share of Class A Common Stock and Class B Common Stock then issued and outstanding for 307.7394167 shares of Parent Common Stock. Immediately thereafter, there will be an aggregate of 4,020,000 shares of Parent Common Stock issued and outstanding.

               (b) Organizational Matters. From and after the Effective Date of the Amendment:

                    (i) The Board of Directors and the officers of Parent shall be and remain the Board of Directors and officers of Parent until their respective successors are elected in accordance with the Certificate of Incorporation and By-Laws of Parent and shall have duly qualified; and

                    (ii) The Certificate of Incorporation and By-Laws of Parent, each as amended, shall be and remain the Certificate of Incorporation and By-Laws of Parent until further changed or amended as provided by law.

          2. The Mergers.

               (a) The Mergers. New Holt's shall be merged with and into Holt's and New Distributors shall be merged with and into Distributors, with Holt's and Distributors, respectively, to be the surviving corporations (hereinafter, each individually, a "Merger" and, collectively, the "Mergers"). On the Effective Date of the Mergers: (i) the shares of Holt's Common Stock and the shares of Distributors Common Stock then issued and outstanding shall, by action of the Mergers and without any action on the part of the holder thereof, automatically be exchanged for an aggregate of 502,803 shares of Parent Common Stock; (ii) the shares of the common stock of New Holt's (the "New Holt's Common Stock") then issued and outstanding shall, by action of the Mergers and without any action on the part of the holder thereof, automatically be exchanged for an aggregate of 100 shares of Holt's Common Stock, based upon 100 shares of New Holt's Common Stock outstanding immediately prior to the Effective Date; and (iii) the shares of the common stock of New Distributors (the "New Distributors Common Stock") then issued and outstanding shall, by action of the Mergers and without any action on the part of the holder thereof, automatically be exchanged for an aggregate of 100 shares of Distributors Common Stock, based upon 100 shares of New Distributors Common Stock outstanding immediately prior to the Effective Date.

               (b) Organizational Matters. On the Effective Date of the Mergers:

                    (i) The name of the corporation which shall survive the merger of New Holt's with and into Holt's is, and after the Effective Date shall be, "Holt's Cigar Company, Inc.,'

                    (ii) The name of the corporation which shall survive the merger of New Distributors with and into Distributors is, and after the Effective Date shall be, "Ashton Distributors, Inc."

                    (iii) The Board of Directors of each of Holt's and Distributors shall consist of Levin, Michael Pitkow and Marvin B. Scharfstein, until their respective successors are elected in accordance with the Articles of Incorporation and By-Laws of Holt's and Distributors, respectively, and shall have duly qualified.

                    (iv) The officers of each of Holt's and Distributors shall consist of the following individuals: Levin as President, Michael Pitkow as Vice President and Secretary, and Robert H. Levitt as Treasurer, with such individuals holding such offices until their respective successors are elected or appointed in accordance with the By-Laws of Holt's and Distributors, respectively, and shall have duly qualified.

                    (v) The Articles of Incorporation and By-Laws of each of Holt's and Distributors from and after the Effective Date shall be their respective Articles of Incorporation and By-Laws, as amended through the Effective Date, until changed or amended as provided by law.

               (c) Certain Effects of Merger of New Holt's and Holt's. On the Effective Date, the separate existence of New Holt's, except as specifically otherwise provided by law, shall cease, whereupon Holt's and New Holt's shall become a single corporation. Thereafter, Holt's shall possess all of the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all of the restrictions, disabilities and duties of each of Holt's and New Holt's. All of the property, real, personal and mixed, and the franchises of each of Holt's and New Holt's and all debts due on whatever account to either of them, and all other choses in action belonging to either of them, shall be deemed to be transferred to and vested in Holt's without further act or deed. Holt's shall thenceforth be responsible for all the liabilities and obligations of each of such corporations. No liens upon the property of either of such corporations shall be impaired by such merger and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if such merger had not taken place, or Holt's may be proceeded against or substituted in place of New Holt's.

               (d) Certain Effects of Merger of New Distributors and Distributors. On the Effective Date, the separate existence of New Distributors, except as specifically otherwise provided by law, shall cease, whereupon Distributors and New Distributors shall become a single corporation. Thereafter, Distributors shall possess all of the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all of the restrictions, disabilities and duties of each of Distributors and New Distributors. All of the property, real, personal and mixed, and the franchises of each of Distributors and New Distributors and all debts due on whatever account to either of them, and all other chose s in action belonging to either of them, shall be deemed to be transferred to and vested in Distributors without further act or deed. Distributors shall thenceforth be responsible for all the liabilities and obligations of each of such corporations. No liens upon the property of either of such corporations shall be impaired by such merger and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if such merger had not taken place, or Distributors may be proceeded against or substituted in place of New Distributors.

          3. Exchange of Options.

               (a) Pursuant to certain Stock Option Agreements, each dated January 1, 1996 (the "1996 Stock Option Agreements"), Holt's and Distributors granted options to Carole Cohn, Michael Pitkow and Marvin B. Scharfstein (the "Option Holders") entitling the Option Holders to purchase an aggregate of twelve percent (12%) of the issued and outstanding shares of the capital stock of Holt's and of Distributors and/or of any entity with or into which Holt's and/or Distributors is merged ("Options").

               (b) The Option Holders and the Entities have agreed that, simultaneously with the closing of the sale of shares of Parent Common Stock being offered to the public under an initial public offering under a Registration Statement under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on September 24, 1997, as the same may be amended from time to time (the "IPO"), the Options will be exchanged for new options (the "New Options"), subject to the execution of new stock option agreements by the Option Holders (the "New Stock Option Agreements"), on terms substantially similar to the terms of the 1996 Stock Option Agreements, to be issued by Parent, entitling the Option Holders to purchase an aggregate of 482,400 shares of Parent Common Stock, which shares will represent twelve percent (12%) of the shares of Parent Common Stock issued and outstanding prior to the closing under the IPO. The New Stock Option Agreements granting the New Options shall provide for: (i) "demand" registration rights, and (ii) "piggyback" registration rights, in each case under the Securities Act of 1933, as amended (collectively, the "Registration Rights") relating to the shares of Parent Common Stock issuable upon the exercise of the New Options; provided, however, that the Registration Rights will not be effective until the date that is nine months after the closing of the IPO; and, provided, further, that the Registration Rights will expire and/or terminate on the date on which the New Options expire and/or terminate in accordance with their terms.

          4. Contribution of Shares of Parent Common Stock by Levin.

               (a) If any or all of the Option Holders should elect to exercise any or all of the New Options in accordance with the terms thereof, then Levin shall contribute to the capital of Parent one share of Parent Common Stock then owned by him for each share of Parent Common Stock issued to the Option Holders upon such exercise, up to a maximum of 482,400 shares of Parent Common Stock.

               (b) If and when an Option Holder elects to exercise some of his or her New Options, Parent shall send written notice thereof to Levin and Levin shall have a period of 30 days in which to deliver stock certificates representing at least the number of shares of Parent Common Stock being issued to such Option Holder at that time. Parent shall issue and cause to be delivered with all reasonable dispatch to Levin a new stock certificate representing the portion of the stock certificate so delivered to Parent that is not being contributed to the capital of Parent in accordance with this Section.

          5. Closing. The closing of this Plan and the transactions contemplated hereby (the "Closing") shall take place simultaneously with the closing of the IPO, at a time and place mutually agreed upon by all of the Entities, or at such earlier or later time and place as may be agreed upon by all of the Entities, in which event the Closing shall occur as such earlier or later time and place. (The date of such Closing will be referred to herein as the "Closing Date".)

          6. Effective Date. Subject to the satisfaction of the terms and conditions of this Plan, if this Plan is approved and adopted by the Boards of Directors and shareholders of each of the Entities, and if the Mergers and other transactions contemplated hereby are not thereafter abandoned as permitted by the provisions of this Plan, then a duly executed Certificate of Amendment shall be filed with the appropriate offices of the State of Delaware with respect to the Amendment, and duly executed Articles of Merger shall be filed with the appropriate offices of the Commonwealth of Pennsylvania with respect to the Mergers, such filings to be made effective as of the Closing Date or upon such earlier date as the officers of the Entities shall determine. This Plan shall become effective, with respect to the Amendment, on the date when such documents have been filed with the State of Delaware, and with respect to each of the Mergers, on the date when such documents have been filed with the Commonwealth of Pennsylvania. The date of such effectiveness with respect to the transactions contemplated hereby is referred to herein as the "Effective Date." At such time, Parent's Certificate of Incorporation shall be amended as provided herein, New Holt's shall be merged with and into Holt's, and New Distributors shall be merged with and into Distributors, and the separate existence of New Holt's and New Distributors shall cease.

          7. Representations and Warranties.

               (a) General Representations. Each Entity represents and warrants to each other Entity as follows:

                    (i) Organization. Such Entity is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is presently being conducted.

                    (ii) Authorization. Such Entity has all requisite corporate power and authority to execute and deliver this Plan, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Entity of this Plan, the performance by such Entity of its obligations hereunder and the consummation by such Entity of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Entity. This Plan has been duly executed and delivered by such Entity and constitutes the legal, valid and binding obligation of such Entity, enforceable against such Entity in accordance with its terms.

                    (iii) Conflict with Documents. The execution, delivery and performance of, and compliance with, this Plan will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, any contract, bond, note, indenture or other agreement or any restriction on such Entity, or any judgment, decree, order, statute, rule or regulation to which such Entity is subject or by which it may be bound.

                    (iv) Consents. No consent or approval of any third party or governmental agency or authority is required in connection with the consummation by such Entity of the transactions contemplated by this Plan.

                    (v) Litigation. Such Entity is not a party to or, to such Entity knowledge, threatened with any suit, action, administrative charge, arbitration or other legal or governmental proceeding which, if adversely determined, would materially and adversely affect the performance by such Entity of its obligations under this Plan. There is no judgment, decree, award or order outstanding against such Entity which would materially and adversely affect the performance by such Entity of its obligations under this Plan, nor, to such Entity knowledge, is there any basis for any such suit, action, administrative charge, arbitration or other legal or governmental proceeding.

                    (vi) Full Disclosure. No representation or warranty made by such Entity in this Plan, and no exhibit, schedule, document, statement or certificate furnished or to be furnished to any other Entity in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made and when taken together with all other disclosures made by such Entity to any other Entity, not misleading.

               (b) Specific Representations.

                    (i) Parent's Capitalization. Parent represents and warrants to the other Entities that, as of the date hereof, Parent's authorized capital stock consists of fifteen thousand (15,000) shares of Class A common stock, par value $0.01 per share, and five thousand (5,000) shares of Class B common stock, par value $0.01 per share, of which an aggregate of eleven thousand four hundred twenty-nine (11,429) shares are currently issued and outstanding. There are no treasury shares held by Parent. There are no subscriptions, warrants, options or other rights or commitments to purchase or acquire from Parent any shares of any class or series of the capital stock of Parent. The shares of Parent Common Stock to be issued hereunder, when issued in accordance with the terms of this Plan, shall be duly authorized, issued and fully paid and non-assessable.

                    (ii) Holt's' Capitalization. Holt's further represents and warrants to the other Entities that, as of the date hereof, Holt's authorized capital stock consists of one hundred thousand (100,000) shares of common stock, no par value, of which ten thousand (10,000) shares are currently issued and outstanding. There are no treasury shares held by Holt's. Except for the Options, there are no subscriptions, warrants, options or other rights or commitments to purchase or acquire from Holt's any shares of any class or series of the capital stock of Holt's. The shares of Holt's Common Stock to be issued hereunder, when issued in accordance with the terms of this Plan, shall be duly authorized, issued and fully paid and non-assessable.

                    (iii) New Holt's Capitalization. New Holt's represents and warrants to the other Entities that, as of the date hereof, New Holt's' authorized capital stock consists of one thousand (1,000) shares of common stock, of which one hundred (100) shares are currently issued and outstanding, all of which are owned by Parent. There are no treasury shares held by New Holt's. There are no subscriptions, warrants, options or other rights or commitments to purchase or acquire from New Holt's any shares of any class or series of the capital stock of New Holt's.

                    (iv) Distributors' Capitalization. Distributors represents and warrants to the other Entities that, as of the date hereof, Distributors' authorized capital stock consists of one thousand (1,000) shares of common stock, no par value, of which five hundred (500) shares are currently issued and outstanding. There are no treasury shares held by Distributors. Except for the Options, there are no subscriptions, warrants, options or other rights or commitments to purchase or acquire from Distributors any shares of any class or series of the capital stock of Distributors. The shares of Distributors Common Stock to be issued hereunder, when issued in accordance with the terms of this Plan, shall be duly authorized, issued and fully paid and non-assessable.

                    (v) New Distributors' Capitalization. New Distributors represents and warrants to the other Entities that, as of the date hereof, New Distributors' authorized capital stock consists of one thousand (1,000) shares of common stock, of which one hundred (100) shares are currently issued and outstanding, all of which are owned by Parent. There are no treasury shares held by New Distributors. There are no subscriptions, warrants, options or other rights or commitments to purchase or acquire from New Distributors any shares of any class or series of the capital stock of New Distributors.

          8. Covenants and Agreements. The Entities covenant and agree as follows:

               (a) Interim Operation of Business. Between the date hereof and the Effective Date, each of the Entities shall continue to operate its respective business in the ordinary course, consistent with past practice, and will preserve, protect and maintain its assets and properties in the same condition and state of repair as exists on the date of this Plan, reasonable wear and tear excepted.

               (b) Conduct of Business. Between the date hereof and the Effective Date, none of the Entities shall: (i) issue any shares of its common stock or any other securities of any kind, whether convertible into or exchangeable for shares of common stock or otherwise; (ii) merge or consolidate with or into any other corporation or any other entity or entities, (iii) reorganize, dissolve, liquidate or adopt any plan of reorganization, dissolution or liquidation; (iv) sell, assign or otherwise dispose of all or substantially all of its assets; (v) pay any dividends or distributions on any of the securities of such corporation currently outstanding; (vi) amend its Articles of Incorporation or Certificate of Incorporation, as the case may be, or its By-Laws; or (vii) enter into any agreement or otherwise agree to undertake any of the foregoing.

               (c) S Corporation Dividend. Subject to the closing of the IPO, Distributors will declare a dividend payable to Levin in an amount equal to Distributors' accumulated undistributed taxable income as of such date (estimated to be $2,700,000), as determined by Distributors' independent accountants based on the best available information as of the date of payment. Such dividend will be paid by Distributors to Levin at the closing of the IPO following a contribution to Distributors by Parent of such amount.

          9. Deliveries at Closing. At the Closing, each Entity shall execute and/or deliver, and/or arrange for the execution and/or delivery, to the other Entities such instruments, documents and stock certificates as may be reasonably necessary to effect the consummation of the transactions contemplated by this Plan, in form and substance reasonably satisfactory to the other Entities, as such other Entities may reasonably request.

          10. Conditions to Closing. The obligation of each Entity to close on the transactions contemplated by this Plan shall be subject to the satisfaction and fulfillment of each of the following conditions precedent, any or all of which may be waived in whole or in part by such Entity: (a) that the representations and warranties of the other Entities made in or pursuant to this Plan are true and correct at and as of the Closing Date; (b) that all obligations and conditions required to be performed or observed by each other Entity have been performed or observed by such other Entity on or prior to the Closing Date; (c) that all items required to be delivered pursuant to Section 9 have been delivered; (d) that all consents and approvals required to be obtained in connection with the performance by the other Entities to the consummation of this Plan, if any, have been obtained; (e) that no action or proceeding by or before any court or other governmental or regulatory agency shall have been instituted or threatened which seeks to restrain, prohibit or invalidate the transactions contemplated by this Plan; and (f) that all of the 1996 Stock Option Agreements have been cancelled or terminated by mutual agreement of the parties thereto and all of the Option Holders have executed the New Stock Option Agreements.

          11. Termination and Abandonment.

               (a) Termination. Anything in this Plan to the contrary notwithstanding, this Plan may be terminated and the Mergers described herein may be abandoned at any time prior to the Effective Date:

                    (i) By the mutual consent of all of the Entities;

                    (ii) By any Entity if any of the conditions to such Entity's consummation of the terms of this Plan, as set forth in Section 10, has not been met or waived on the Closing Date; or

                    (iii) By any Entity if the Mergers have not become effective on or before December 31, 1997, unless such date is extended by the mutual consent of the Boards of Directors of all of the Entities.

               (b) Election. An election by any Entity to terminate this Plan and abandon the Mergers shall be exercised on behalf of such Entity by its Board of Directors.

               (c) Effect of Termination. In the event of the termination of this Plan and the abandonment of the Mergers described herein in accordance with the terms of this Section 11, this Plan shall become void in its entirety and be of no effect whatsoever, without any liability on the part of any of the Entities, or on any of their respective directors, officers, shareholders or employees.

          12. Agreement to Consummate; Further Assurances. Subject to the terms and conditions of this Plan, each of the Entities agrees to use commercially reasonable efforts to do all things necessary, proper or advisable under this Plan, applicable laws and regulations to consummate and make effective the transactions contemplated hereby. If, at any time after the date hereof, any further action is necessary, proper or advisable to carry out the purposes of this Plan, then, as soon as is reasonably practicable, each Entity to this Plan shall take, or cause its proper officers to take, such action.

          13. Amendments. This Plan may be amended, altered or changed by mutual agreement of each of the Entities at any time prior to the Effective Date, except that any amendment made subsequent to the adoption of this Plan by the shareholders of any Entity shall not alter or change: (a) the amount or kind of shares, obligations, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any Entity; (b) any term of the articles of incorporation of any Entity surviving the Mergers; or
(c) any of the terms and conditions of this Plan if such change would adversely affect the holder of any shares of any Entity. A decision by any Entity to amend this Plan shall be made on behalf of such Entity by its Board of Directors. No such amendment, alteration or change will be effective unless it is in writing signed by all of the Entities.

          14. Miscellaneous.

               (a) Reorganization. It is the intention of the Entities and of their respective shareholders and Boards of Directors that the Mergers shall together constitute a "reorganization" as such term is used and defined in
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

               (b) Waivers. No waiver of any right under this Plan will be deemed effective unless contained in writing signed by the Entity charged by such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver of any future such right or of any right arising under this Plan.

               (c) Successors and Assigns. None of the Entities hereto may assign or transfer any of its rights or obligations under this Plan without the prior written consent of the other Entity hereto. Except as otherwise expressly provided herein, this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

               (d) Titles. The titles of the Sections and subsections of this Plan are for convenience of reference only and are not to be considered in construing the terms and provisions hereof.

               (e) Provisions Separable. The provisions of this Plan are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part

               (f) No Third Party Beneficiaries. The parties specifically intend and agree that no one other than the parties to this Plan is or shall be deemed to be a third party beneficiary of any of the rights or obligations set forth in this Plan.

               (g) Execution; Counterparts. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Entity whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Plan shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.

               (h) Exhibits. All exhibits and schedules to this Agreement, if any, are incorporated by reference into, and made a part of, this Agreement.

               (i) Entire Agreement. This Plan, together with the other documents executed in connection herewith, shall constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, except as contained herein or therein The express terms hereof shall control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

          IN WITNESS WHEREOF, the parties have caused this Plan of Reorganization and Agreement and Plan of Merger to be executed by their duly authorized officers on the day-and year first above written.



                                          HOLT'S CIGAR HOLDINGS, INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------



                                          HOLT'S CIGAR COMPANY. INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

                                          NEW HOLT'S CIGAR COMPANY. INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------



                                          ASHTON DISTRIBUTORS, INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------



                                          NEW ASHTON DISTRIBUTORS, INC.



                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------



                                     JOINDER

      The undersigned, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby agree, on behalf of himself and on behalf of his heirs, executors, administrators, executors, successors and assigns, to be bound by the terms of Section 4 of this Plan of Reorganization and Agreement and Plan of Merger.


                                          --------------------------------------
                                          Robert G. Levin